EXHIBIT 99.1

Penson Worldwide, Inc.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201
www.penson.com
PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Fourth Quarter and Year Ended December 31, 2007
DALLAS, TX, February 5, 2008 – Penson Worldwide, Inc. (NASDAQ: PNSN), a leading provider of execution, clearing, settlement and custody and technology products and services to the global financial services industry, today announced results for the fourth quarter and year ended December 31, 2007.
For the December 2007 quarter, net revenues (reflecting gross interest revenue from securities activities less associated interest expenses; see note below) increased 44%, to $75.6 million compared to $52.6 million in the December 2006 quarter, with sharp gains across the board in clearing and commission fees (+61%), technology revenue (+31%), net interest revenue (+17%), and other revenue (+69%). Net income grew 32%, to $10.2 million compared to $7.7 million in the December 2006 quarter, with earnings per diluted share increasing 30%, to $0.39, from $0.30. There were 3% more diluted weighted average shares outstanding in the December 2007 quarter compared to the year ago period.
“Penson experienced strong performances across all major domestic and international segments in the December 2007 quarter, resulting in record revenues and net income for the quarter and record revenues and pro forma net income for the year, even with lower interest rates,” said Philip A. Pendergraft, Chief Executive Officer. “During the quarter, we continued to execute well on our plans, benefiting from new clients and services, and higher average customer balances. We also benefited from robust market volumes in equities, options and futures.”
“All five of our major operating units were profitable during the fourth quarter, including our technology and futures businesses. Operating margin continued to rebound over the course of 2007, reaching a high for the year of 21.2% in the December 2007 quarter. Fiscal 2008 has started off well with strong volume. While lower interest rates will impact us this year, we nonetheless look forward to continuing to grow the Company.”
Fiscal 2007 Results
For the year ended December 31, 2007, net revenues increased 34%, to $264.7 million compared to $198.2 million in 2006. Income from continuing operations in 2007 increased 11%, to $26.8 million, or $1.00 per diluted share, on 16% more average fully diluted shares outstanding, compared to $24.3 million, or $1.05 per diluted share, in 2006. Excluding the third quarter’s previously announced Sentinel-related expense ($6.9 million net of tax, or $0.26 per diluted share), income from continuing operations for 2007 would have been $33.7 million, an increase of 39% versus 2006, and on a diluted per share basis, would have been $1.26, an increase of 20% from a year ago.
For Immediate Release

PENSON 4Q07 & 2007 RESULTS
Analysis of Fourth Quarter 2007 Results
(All comparisons are to the corresponding year-ago period unless otherwise indicated)
Revenue from clearing and commission fees increased 61% to $34.6 million. Approximately half of this growth came from organic sources and the balance from acquisitions (including the Schonfeld correspondent business, the Penson GHCO futures commission merchant business, and one month from the November 30, 2007 purchase of First Capitol Group LLC).
Equity clearing operations in the US, Canada and UK signed a net nine new correspondents during the December 2007 quarter, bringing the year end total to 243 as compared to 230 at year end 2006. During the December 2007 quarter, Penson GHCO added one net new futures correspondent and the First Capitol acquisition added seven, bringing the year end total futures correspondents to 34 as compared to 19 during the March 2007 quarter, when GHCO results were first included as part of Penson. As a result, at December 31, 2007, Penson had a total of 277 correspondents.
Net interest revenue increased 17%, to $23.2 million. Net interest revenue from average daily interest earning asset based balances from correspondents’ customers grew 13%, to $21.3 million. A 71% increase in interest earning assets was partially offset by a narrower spread from a change in mix of balances and a 100 basis point year over year decline in the targeted federal funds rate. Balances increased primarily due to new business and the growth of correspondents’ businesses. Net interest revenue from conduit stock loans rose 83%, to $1.9 million, due to increased demand from broker-dealers and a larger securities lending inventory.
Technology revenue increased 31%, to $4.5 million, primarily due to continued increases in recurring revenues, as well as new customers and strong trading volumes during the quarter. In the “other” category, revenue expanded 69%, to $13.2 million, reflecting increases in trading revenue in equities and foreign exchange, equity and option execution fees, and Penson’s new trade aggregation service, launched in November 2007. The new service aggregates trades from correspondent and non-correspondent clients for processing through counter-party organizations, enabling Penson to reduce total cost of trading for clients.
Operating margin was 21.2% versus 22.4%. The slight decline primarily reflects interest expenses on higher long-term debt balances associated with borrowings used to finance the Company’s initial $25 million share buyback in the third and fourth quarters of 2007 and a portion of the aforementioned First Capitol acquisition.
Status of Share Repurchase Programs
Weighted average shares outstanding (diluted) for the year ended December 31, 2007 primarily reflected Penson’s May 2006 IPO; shares relating to the Schonfeld, GHCO and CCS acquisitions; and the fourth quarter 2007 share payment for the First Capitol acquisition. These share increases were mostly offset by the Company’s $25 million share repurchase program (in which it purchased 1,289,778 shares in the third quarter and 184,725 in the fourth quarter) and the Company’s fourth quarter purchase of 74,340 shares as part of its second share repurchase program, in which $12.5 million was authorized, leaving a remaining repurchase authorization balance of $11.4 million as of December 31, 2007.

PENSON 4Q07 & 2007 RESULTS
Note on “Net Revenues”
Starting with the fourth quarter and year-end 2007 results, Penson will be reporting in the narrative segment of its quarterly news releases on the more widely used “net revenues” basis, instead of “total revenues” used previously. Total revenues will continue to be included in the income statement. Net revenues reflect interest revenue from securities operations after deducting associated interest expenses. The Company believes this provides a more useful assessment of the actual contribution of its operations that generate interest revenue.
Reclassification
The Company has reclassified certain prior period amounts to conform to current year’s presentation. Certain expenses that were included in other expenses are now included in occupancy and equipment. The reclassifications had no effect on the consolidated statements of operations or Stockholders’ equity as previously reported.
Non-GAAP Financial Measures
From time to time the Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measurements when we believe that the additional information is useful and meaningful to investors. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measurements is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported our results of operations for the year 2007 both with and on a pro forma basis without the effect of the $6.9 million expense net of tax in the third quarter of 2007 relating to the funds placed with Sentinel Management Group. We believe that, given the one time nature of this loss, it is useful to state what our results of operations would have been without the Sentinel loss so that investors can see the financial trends for our continuing business.
Conference Call
Penson will host a conference call to discuss results for the fourth quarter and year ended December 31, 2007 on Wednesday, February 6, 2008, at 10:00 AM Eastern Time (9:00 AM Central Time). The call will be accessible live via a webcast on the Investor Relations section of Penson’s website located at www.penson.com. Institutional Investors can access call details via Thomson Financial StreetEvents at www.streetevents.com. A webcast replay will be available shortly thereafter on both those sites.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson GHCO, First Capitol Group, LLC and Penson Asia Limited, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson is the Flexible Choice in Global Financial Services.

PENSON 4Q07 & 2007 RESULTS
Penson Financial Services, Inc. is a member of the American Stock Exchange, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange, OneChicago, the International Securities Exchange, the NYSE Arca Exchange, the Options Clearing Corp, the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada, Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Dealers Association of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian ATS’s. Penson Financial Services, Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson GHCO is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, and ICE Futures. First Capitol Group, LLC is a registered Futures Commission Merchant and a member of the National Futures Association.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Penson’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts
Penson Public Relations: Intermarket Communications, Andy Yemma, 212-754-5450, andy@intermarket.com, or Erica Fidel, 212-754-5448, Erica@intermarket.com
Penson Investor Relations: Anreder & Company, Gary Fishman, 212-532-3232, gary.fishman@anreder.com, or Steven Anreder, 212-532-3232, steven.anreder@anreder.com

PENSON 4Q07 & 2007 RESULTS

Penson Worldwide, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)

	Three Months		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Clearing and commission fees	$34,607	$21,490	$117,905	$81,906
Technology	4,538	3,460	15,191	11,911
Interest, gross	58,385	46,615	228,477	163,799
Other	13,204	7,821	43,229	30,002

Total Revenue	110,734	79,386	404,802	287,618
Interest expense from securities operations	35,171	26,769	140,077	89,429

Net revenues	75,563	52,617	264,725	198,189

Expenses
Employee compensation and benefits	27,864	20,739	101,979	79,729
Floor brokerage, exchange and clearance fees	5,558	3,978	24,271	20,391
Communications and data processing	10,345	6,195	33,825	24,069
Occupancy and equipment	6,674	3,217	23,570	17,439
Vendor related asset impairment	51	0	10,861	0
Other expenses	7,836	6,367	25,367	16,032
Interest expense on long-term debt	1,207	339	2,894	2,951

	59,535	40,835	222,767	160,611

Income from continuing operations before income taxes	16,028	11,782	41,958	37,578
Income tax expense	5,834	4,054	15,125	13,299

Income from continuing operations	10,194	7,728	26,833	24,279

Income from discontinued operations, net of tax	—	—	—	243

Net income	$10,194	$7,728	$26,833	$24,522

Earnings per share-basic:
Earnings per share from continuing operations	$0.40	$0.31	$1.02	$1.07
Earnings per share from discontinued operations	—	—	—	$0.01

Net income per share	$0.40	$0.31	$1.02	$1.08

Earnings per share-diluted:
Earnings per share from continuing operations	$0.39	$0.30	$1.00	$1.05
Earnings per share from discontinued operations	—	—	—	$0.01

Net income per share	$0.39	$0.30	$1.00	$1.06

Weighted average shares outstanding — basic	25,502	25,131	26,232	22,689
Weighted average shares outstanding — diluted	26,314	25,470	26,817	23,058

PENSON 4Q07 & 2007 RESULTS

Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(Unaudited)
(In thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$120,923	$103,054
Cash and securities — segregated under Federal and other regulations	1,437,561	577,336
Receivable from broker-dealers and clearing organizations	1,519,078	338,872
Receivable from customers, net	1,324,213	1,239,170
Receivable from correspondents	532,504	117,343
Securities borrowed	2,065,997	1,783,403
Securities owned, at market value	235,680	172,277
Deposits with clearing organizations	293,230	202,033
Property and equipment, net	25,116	18,698
Other assets	292,675	92,204

Total assets	$7,846,977	$4,644,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$1,603,581	$169,749
Payable to customers	3,064,046	2,214,987
Payable to correspondents	616,863	260,029
Short-term bank loans	340,530	60,186
Notes payable	55,000	10,000
Securities loaned	1,726,677	1,589,395
Securities sold, not yet purchased	82,116	60,124
Accounts payable, accrued and other liabilities	92,736	68,136

Total liabilities	7,581,549	4,432,606

Stockholders’ Equity
Total stockholders’ equity	265,428	211,784

Total liabilities and stockholders’ equity	$7,846,977	$4,644,390

PENSON 4Q07 & 2007 RESULTS

Penson Worldwide, Inc. Supplemental Data

						Twelve Months
	Three Months Ended					Ended
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2006	2007	2007	2007	2007	2007
(in thousands)
Interest revenue
Interest on asset based balances	$29,701	$30,208	$40,483	$40,820	$41,390	$152,901
Interest on conduit borrows	15,397	16,513	19,086	18,098	15,159	68,856
Money market	1,517	1,514	1,641	1,729	1,836	6,720

Total interest revenue	46,615	48,235	61,210	60,647	58,385	228,477

Interest expense

Interest expense on liability based balances	12,430	13,198	22,509	20,771	21,952	78,430
Interest on conduit loans	14,339	15,102	17,105	16,221	13,219	61,647

Total interest expense	26,769	28,300	39,614	36,992	35,171	140,077

Net interest revenue	$19,846	$19,935	$21,596	$23,655	$23,214	$88,400

Average daily balance (1)

Interest earning average daily balance	$2,379,844	$2,532,021	$3,455,347	$3,467,722	$4,060,347	$3,383,290
Interest paying average daily balance	1,768,821	1,981,243	2,746,501	2,679,413	3,371,823	2,698,513
Conduit borrow	1,235,775	1,415,384	1,665,514	1,589,703	1,428,364	1,524,955
Conduit loan	1,237,582	1,413,577	1,663,601	1,587,437	1,424,199	1,522,411

Average interest rate on balances (1)
Interest earning average daily balance	4.99%	4.77%	4.69%	4.71%	4.08%	4.52%
Interest paying average daily balance	2.81%	2.66%	3.28%	3.10%	2.60%	2.91%

Spread	2.18%	2.11%	1.41%	1.61%	1.48%	1.61%

Conduit borrow	4.98%	4.67%	4.58%	4.55%	4.25%	4.52%
Conduit loan	4.63%	4.27%	4.11%	4.09%	3.71%	4.05%

Spread	0.35%	0.40%	0.47%	0.46%	0.54%	0.47%

(1)      Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.